Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of ONE Gas, Inc., on Form S-8 (File Nos. 333-193690 and 333-205099) of our report dated June 20, 2019, on our audits of the financial statements and supplemental schedules of the ONE Gas, Inc. 401(k) Plan, as of December 31, 2018 and 2017, and for the year ended December 31, 2018, which report is included in this Annual Report on Form 11-K.

/s/ BKD, LLP

Tulsa, Oklahoma
June 20, 2019